Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION OF

AVIDXCHANGE HOLDINGS, INC.

AvidXchange Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

A. The name of this corporation is AvidXchange Holdings, Inc. Its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 27, 2021.

B. This Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) which restates and integrates and also further amends the provisions of this corporation’s Certificate of Incorporation, as amended and/or restated, was duly adopted by the Board of Directors of this corporation and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of the stockholders of this corporation having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

C. The text of the Certificate of Incorporation, as amended and/or restated, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is AvidXchange Holdings, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

Section 1. The total number of shares of all classes of stock that the Corporation has authority to issue is 1,650,000,000 shares, consisting of two classes as follows: 1,600,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Subject to the rights of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Common Stock or Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Section 2. The Corporation’s Board of Directors (the “Board”) is authorized, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (the “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

Section 3. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

Section 4. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine.

Section 5. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

Section 1. Except as otherwise provided for in this Restated Certificate of Incorporation or the General Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. Subject to the rights of the holders of any outstanding series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by the Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or newly created directorships.

Section 3. Other than any director elected by the holders of any outstanding series of Preferred Stock, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board is authorized to assign members of the Board already in office to such classes of the Classified Board. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of Common Stock to the public (the “Initial Public Offering Closing”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Initial Public Offering Closing and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Initial Public Offering Closing. At each annual meeting of stockholders following the Initial Public Offering Closing, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

Section 4. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws of the Corporation (the “Bylaws”). Subject to the rights of the holders of any outstanding series of Preferred Stock, no director may be removed from the Board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

Section 5. Subject to the rights of the holders of any outstanding series of Preferred Stock to elect directors, any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Section 6. During any period when the holders of any outstanding series of Preferred Stock, voting separately as a series or together with one or more other such series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 7. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VI

Section 1. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Section 2. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VII

The Board shall have the power to adopt, amend or repeal the Bylaws pursuant to a resolution adopted by the Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VIII

Section 1. Subject to the rights of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2. Special meetings of stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the Lead Independent Director (as defined in the Bylaws) or the Board acting pursuant to a resolution adopted by the Board, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE IX

Section 1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of the Corporation; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action, suit or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the General Corporation Law, this Restated Certificate of Incorporation or the Bylaws; (d) any action, suit, or proceeding as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; and (e) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer, or other employee or stockholder of the Corporation governed by the internal affairs doctrine, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Article IX shall not apply to actions, suits or proceedings brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Section 2. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Section 3. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

If any provision of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Restated Certificate of Incorporation (including without limitation, all portions of any section of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall remain in full force and effect.

ARTICLE XI

The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with this Article XI, or Article V, Article VI, Article VII, Article VIII, Article IX or Article X (the “Specified Provisions”); provided, further, that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, AvidXchange Holdings, Inc. has caused this Restated Certificate of Incorporation to be signed by Ryan Stahl, a duly authorized officer of the Corporation, on this 15th day of October, 2021.

/s/ Ryan Stahl
Ryan Stahl
General Counsel and Secretary